Exhibit 10.11

EVIATION AIRCRAFT LTD.

2016 EQUITY INCENTIVE PLAN

1.	Purpose: The purpose of this 2016 Equity Incentive Plan is to provide an additional incentive to Employees, officers, Directors, Consultants and certain other Service Providers of the Company (as defined below) and any Affiliate of the Company (as defined below) to further the growth, development and financial success of the Company by providing them with opportunities to purchase or be issued Shares (as defined below) of the Company pursuant to this 2016 Equity Incentive Plan and to promote the success of the Company’s business.
2.	Definitions: For the purposes of this Plan, the following terms shall have the meaning ascribed thereto below:
a)	“Additional Rights” means any distribution of rights, including an issuance of bonus shares and stock dividends (but excluding cash dividends), in connection with Section 102 Trustee Awards (as defined below) and/or any underlying Shares issued in connection therewith.
b)	“Affiliate(s)” means a present or future company that either (i) controls the Company or is controlled by the Company; or (ii) is controlled by the same person or entity that controls the Company, provided that for the purpose of grants made under Section 102, such company is an “employing company” within the meaning of Section 102(a) of the Tax Ordinance (as defined below).
c)	“Award” means an Option, a Restricted Share or RSUs.
d)	“Award Agreement” means a written or electronic agreement between the Company and the Participant evidencing the terms and conditions restrictions and/or limitations applicable to an individual grant of Award. The Award Agreement is subject to the terms and conditions of the Plan and the Committee’s exercise of its administrative powers.
e)	“Board” means the Board of Directors of the Company.
f)	“Cause” means any of the following: (i) a serious breach of trust, including but not limited to, theft, embezzlement, self-dealing, and/or breach of fiduciary duties; (ii) the Participant (as defined below) has committed any flagrant criminal offense; (iii) a material breach by the Participant of any agreement between the Participant and the Company and/or any Affiliate, which has not been remedied within thirty (30) days after the Participant has received a written demand for performance from the Committee (as defined below); or (iv) any other circumstance justifying termination or dismissal without severance payment according to Israeli law.
g)	“Committee” means a committee of Directors (as defined below) to which the Board may delegate power to act under or pursuant to the provisions of the Plan. Until such delegation (if any), the Committee will consist of the entire Board.

h)	“Company” means EVIATION AIRCRAFT LTD., a company incorporated under the laws of the State of Israel.
i)	“Companies Law” means the Israeli Companies Law 5759-1999, as amended.
j)	“Consultant” means any person or entity that is engaged by the Company or any Affiliate of the Company to render consulting or advisory services to such entity.
k)	“Controlling Shareholder” has the meaning ascribed to it in Section 32(i) of the Tax Ordinance.
l)	“Corporate Transaction” means the consummation of any of the following transactions or series of related transactions to which the Company is a party:
i)	A merger, acquisition, reorganization or consolidation in which the Company is not the surviving entity (or survives only as a subsidiary of another entity whose shareowners did not own all or substantially all of the shares in substantially the same proportions as immediately prior to such transaction), except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;
ii)	The sale, transfer, exchange or other disposition of all or substantially all of the shares or assets of the Company (including, intellectual property rights which, in the aggregate, constitute substantially all of the Company’s material assets), in a transaction not covered by the exception to clause (i) above.
m)	“Director” means a member of the Board of Directors of the Company.
n)	“Disability” means a complete and permanent inability, due to illness or injury, to perform the duties of the Participant’s engagement at such time when the disability commenced, as determined by the Committee based on medical evidence acceptable to it.
o)	“Dividend Equivalent Right” shall mean the right to receive an amount equal to the amount of any dividend paid with respect to a Share multiplied by the number of Shares underlying a Restricted Stock Unit, and which shall be payable in cash, in Common Stock, in the form of Restricted Stock Units, or a combination of any or all of the foregoing
p)	“Employee” means any person, including officers and Directors, employed by the Company or any Affiliate of the Company. A person employed by the Company or any Affiliate of the Company shall not cease to be an Employee for the purposes of the Plan in the case of (i) any leave of absence approved by the Company, or (ii) transfer between locations of the Company, or (iii) transfer of employment between the Company and any Affiliate or any successor thereto. With regard to Section 102 Trustee Awards and Section 102 Non-Trustee Awards (as defined below), “Employee” includes Directors and office holders (“Nosei Misra” as such term is defined in the Israeli Companies Law), and excludes any person who is a Controlling Shareholder prior to and/or after the issuance of the Shares underlying the Awards.
q)	“Exercise Price” means the price per Share determined by the Committee in accordance with Section 11 below, which is to be paid to the Company in order to exercise an Option and purchase the Share(s) covered thereby.
r)	“Expiration Date” of an Award means the earlier of: (i) the lapse of ten (10) years from the date such Award was granted; or (ii) the expiration date set forth in the Award Agreement.

s)	“Fair Market Value” means, as of any date, the value of a Share determined as follows:
i)	If the Shares are admitted to trading on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq Small Cap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sale price of a Share on the principal exchange on which Shares are then trading (or as reported on any composite index which includes such principal exchange), on the trading day immediately preceding such date, or if Shares were not traded on such date, then on the next preceding date of which a trade occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
ii)	If the Shares are not traded on an exchange, but are admitted to quotation on the Nasdaq or other comparable quotation system, the Fair Market Value shall be the mean between closing representative bid and asked prices for the Shares on the trading day immediately preceding such date or, if no bid and ask prices were reported on such date, then on the last date preceding such date on which both bid and ask prices were reported, all as reported by Nasdaq or such other comparable quotation system; or
iii)	If the Shares are not publicly traded on an exchange and not quoted on Nasdaq or a comparable quotation system, the Fair Market Value shall be determined in good faith by the Committee.
iv)	Without derogating from the foregoing and solely for the purpose of determining the tax liability, in the case of Capital Gain Option Through a Trustee (as defined below), the Fair Market Value of a Share at grant shall be determined in accordance with the provisions of Section 102(b)(3) of the Tax Ordinance as further detailed in Section 20(b) below.
t)	“PO” means a public offering of the Shares of the Company pursuant to an effective registration statement under the United States Securities Act of 1933, as amended or the Israeli Securities Law, 5728-1968, as amended or equivalent law of another jurisdiction.
u)	“Lock-up Period” means the period during which the Section 102 Trustee Awards granted to a Participant or the underlying Shares as well as any Additional Rights distributed in connection therewith are to be held by the Trustee (as defined below) on behalf of the Participant, in accordance with Section 102 (as defined below) and pursuant to the tax route which the Company elects.
v)	“Notice of Exercise” has the meaning ascribed to it in Section 12(d) below.
w)	“Option(s)” means a right to purchase Shares granted under Section 10 below in accordance with the provisions of the Award Agreement, and subject to the terms specified in the Plan, whether Section 102 Trustee Award, Section 102 Non-Trustee Award, Section 3(i) Award or option issued under other tax regimes.
x)	“Participant(s)” means any Service Provider to whom an Award has been granted under the Plan.
y)	“Plan” means this 2016 Equity Incentive Plan, as amended from time to time.
z)	“Restricted Share” means the grant of Shares as described in Section 13 below, in accordance with the provisions of the Award Agreement, and subject to the terms specified in the Plan, whether Section 102 Trustee Award, Section 102 Non-Trustee Award, Section 3(i) Award or an Award issued under other tax regimes.

aa)	“Restricted Stock Units (RSUs)” means the grant of an Award as described in Section 14 below, covering a number of Shares that is settled upon vesting by issuance of those Shares, in accordance with the provisions of the Award Agreement, and subject to the terms specified in the Plan, whether Section 102 Trustee Award, Section 102 Non-Trustee Award, Section 3(i) Award or Award issued under other tax regimes, provided that, to the extent required by applicable laws, a specific ruling is obtained from the Israeli Income Tax Authority to grant RSUs as 102 Trustee Awards.
bb)	“Section 3(i)” means that certain Section 3(i) of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, all as amended.
cc)	“Section 3(i) Award” means an Award granted pursuant to Section 3(i).
dd)	“Section 102” means that certain Section 102 of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, all as amended.
ee)	“Section 102 Trustee Award” means an Award that by its terms qualifies and is intended to qualify under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Route Election (as defined below)) , as either:
i)	“Ordinary Income Award Through a Trustee” for the special tax treatment under Section 102(b)(1) and the “Ordinary Income Route”, or
ii)	“Capital Gain Award Through a Trustee” for the special tax treatment under Section 102(b)(2) and the “Capital Route”.
ff)	“Section 102(b) Route Election” means the right of the Company to choose either the “Capital Route” (as set under Section 102(b)(2)), or the “Ordinary Income Route” (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Tax Ordinance, as further specified in Section 6 below.
gg)	“Section 102 Non-Trustee Award” means an Award that by its terms does not qualify or is not intended to qualify as a Section 102 Trustee Award and is granted not through a trustee under the terms of Section 102(c) of the Tax Ordinance.
hh)	“Service Provider” means an Employee, officer, Director or Consultant.
ii)	“Share(s)” means an Ordinary Share, no par value, of the Company, as adjusted in accordance with Section 16 of the Plan.
jj)	“Tax Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, as amended.
kk)	“Trust Agreement” means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102(b) of the Tax Ordinance.
ll)	“Trustee” means a person or an entity, appointed by the Company and approved in accordance with the provisions of Section 102, to hold in trust on behalf of the Participants the Section 102 Trustee Award and any underlying Shares issued in connection therewith, as well as any Additional Rights granted in connection therewith, in accordance with the provisions of Section 102.

3.	Interpretation: Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.
4.	Administration:
a)	The Committee shall have the power to administer the Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.
b)	Subject to the terms and conditions of this Plan, and subject to the approval of any relevant authorities and to applicable laws, the Committee shall have full power and authority, at all times, to: (i) select the Service Providers to whom Awards may from time to time be granted hereunder, and to grant the Awards to the said Service Providers; (ii) determine the terms and provisions of the Award Agreements (which need not be identical) including, but not limited to, the type of Award to be granted, the number of Shares to be covered by an Award, the Exercise Price (if applicable), the times or conditions upon which and the extent to which an Award shall be vested and the nature and duration of any restrictions applicable to the Awards or the underlying Shares, including as to transferability or exercise of the same, or the Company’s right of repurchase of the same; (iii) accelerate the right of a Participant to exercise, in whole or in part, any Award, or extend such right; (iv) approve forms of Award Agreement for use under the Plan; (v) make a Section 102(b) Route Election (subject to the limitations set under Section 102(g) of the Tax Ordinance); (vi) interpret and construe the provisions of the Plan and the Award Agreements; (vii) adopt sub-plans, Plan addenda and appendices to the Plan as the Committee deems desirable, to accommodate foreign laws, regulations and practice. The provisions of such sub-plans, Plan addenda and appendices to the Plan may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans, Plan addenda and appendices to the Plan, the provisions of the Plan shall govern their operation; (viii) exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan, including but not limited to prescribe, amend and rescind any rules and regulations relating to the Plan (including rules and regulations relating to sub-plans, Plan addenda and appendices to the Plan established for the purpose of satisfying applicable foreign laws); and (ix) take all other action and determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.
c)	The interpretation and construction by the Committee of any provision of the Plan (including sub-plans, Plan addenda and appendices to the Plan), the Award Agreement or of any Award thereunder shall be final and conclusive, unless otherwise determined by the Board.
5.	Reserved Shares:
a)	Subject to the provisions of this Section 5 below, the aggregate number of Shares which shall be available for grants of Awards under the Plan during its term shall be 1,000,000 Shares. In the event that (i) an Award (or portion thereof) lapses, expires or is otherwise terminated without the issuance of the Shares subject to such Award or is settled by the delivery of consideration other than Shares, (ii) Shares are tendered to pay the Exercise Price of an Option or other Award or (iii) Shares are withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the Exercise Price of an Option or other Award, such Shares shall again become available for grants or Awards hereunder.

b)	The Shares subject to the Plan may be either authorized but unissued Shares or reacquired Shares, subject to applicable laws.
c)	No fraction of Shares may be issued under the Plan.
d)	The Board may, at any time during the term of the Plan, increase the number of Shares available for grant under the Plan. The approval of the Company’s shareholders of such increase shall be obtained if so required under applicable laws and/or the Company’s incorporation documents and/or any shareholders agreement, as shall be in effect from time to time.
6.	Section 102(b) Route Election: No Section 102 Trustee Awards may be granted under this Plan, unless and until, the Company’s election of the type of Section 102 Trustee Awards either as “Ordinary Income Award Through a Trustee” or as “Capital Gain Award Through a Trustee” is appropriately filed with the Israeli Income Tax Authorities. The Section 102(b) Route Election shall obligate the Company to grant only the type of Section 102 Trustee Award it has elected, and shall apply to all Participants who were granted Section 102 Trustee Awards during the period indicated herein, to the extent required under and in accordance with the provisions of Section 102(g) of the Tax Ordinance and the applicable regulations. For avoidance of doubt, it is clarified that the Company does not obligate itself to file a Section 102(b) Route Election, and in any case, such Section 102(b) Route Election shall be at the sole discretion of the Company. It is further clarified that such Section 102(b) Route Election shall not prevent the Company from granting Section 102 Non-Trustee Awards simultaneously.
7.	Eligible Participants:
a)	Subject to the terms and conditions of the Plan and any restriction imposed by applicable laws, Awards may be granted to Service Providers, as selected by the Committee in its sole discretion, provided however, that, (i) Section 102 Trustee Awards and Section 102 Non-Trustee Awards may be granted only to Employees of the Company and any Affiliate thereof, and provided further that, such Affiliate corporation is an “employing company” within the meaning of Section 102(a) of the Tax Ordinance; and (ii) Section 3(i) Options may be granted only to (a) Consultants; and/or (b) Employees, Directors and/or officers of the Company or any Affiliate who are Controlling Shareholders prior to and/or after the issuance of the Shares underlying the Options. Notwithstanding Options may be granted under sub-plans, Plan addenda and appendices to the Plan, to accommodate foreign laws, regulations and practice other tax jurisdictions.
b)	Eligibility to participate in the Plan does not confer any right to be granted with Awards under the Plan. Participation in the Plan is voluntary. The grant of an Award to a Participant hereunder, shall neither entitle such Participant to participate, nor disqualify him from participating, in any other grant of Awards pursuant to this Plan or any other share incentive plan of the Company or any Affiliate of the Company.
8.	Issuance of Awards:
a)	Awards may be granted at any time after the Plan shall become effective as specified in Section 21 hereof, subject to obtaining all the necessary approvals (if any) from any regulatory body or governmental agency having jurisdiction over the Company and/or any Affiliate and/or any Participant. In the case of Section 102 Trustee Awards, Awards may be granted only after the passage of thirty (30) days (or a shorter period as and if approved by the Israeli Income Tax Authorities) following the delivery by the Company to the appropriate Israeli Income Tax Authorities of a request for approval of the Plan and the Trustee according to Section 102. Notwithstanding the above, if within ninety (90) days of delivery of the abovementioned request, the tax officer notifies the Company of its decision not to approve the Plan, the Options, which were intended to be granted as a Section 102 Trustee Awards, shall be deemed to be Section 102 Non-Trustee Awards, unless otherwise was approved by the tax officer. The date of grant of each Award shall be the date specified by the Committee at the time such Award is granted and subject to the applicable laws and regulations.

b)	An Award Agreement shall evidence each Award granted pursuant to the Plan. The Award Agreement shall state, inter alia, the type of Award, the number of Shares covered thereby, the dates and schedule when the Award may become vested, the Exercise Price (if applicable) and such other terms and conditions, limitations and restrictions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan and applicable laws.
9.	Trustee: In connection with the grant of any Section 102 Trustee Awards, the following shall apply:
a)	Section 102 Trustee Awards which shall be granted under the Plan and any Shares issued thereunder shall be issued to the Trustee who shall hold the same in trust for the benefit of the Participant at least for the Lock-up Period. Upon the conclusion of the Lock-up Period and subject to any further period included in the Plan and/or in the Award Agreement, the Trustee may release Section 102 Trustee Awards or Shares issued thereunder to Participant only after the Participant’s full payment of his tax liability due in connection therewith pursuant to the Tax Ordinance or any applicable tax laws.
b)	Notwithstanding the above, in the event a Participant shall elect to release the Section 102 Trustee Awards and/or the Shares issued thereunder prior to the conclusion of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Participant.
c)	Any Additional Rights distributed to the Participant on account of Section 102 Trustee Awards shall be deposited with and/or issued to the Trustee for the benefit of the Participant, and shall be held by the Trustee for the applicable Lock-up Period in accordance with the provisions of Section 102 and the elected tax route.
d)	The Company, any Affiliate of the Company (if applicable), the Trustee and the Participant shall comply with the Tax Ordinance, Section 102 and the provisions of the Trust Agreement.
e)	Upon receipt of Section 102 Trustee Award, Participant will sign the Award Agreement, which shall be deemed as the Participant’s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan and any Award, Share, Additional Right or other rights received by the Participant in connection therewith.
f)	The Committee shall determine and approve the terms of engagement of the Trustee, and shall be authorized to designate from time to time a new Trustee and replace either of them at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Awards and Shares held by such Trustee at such time to its successor.

g)	For as long as the Trustee holds Shares in trust for the benefit of the Participant, the Trustee shall not use the voting rights vested in such Shares, and shall not exercise such rights in any way whatsoever. In the event the right to vote such Shares is held by the Trustee pursuant to Section 102, then upon the exercise of any Section 102 Trustee Award by the Participant, the Trustee shall execute an irrevocable voting proxy in such form as may be prescribed by the Committee in accordance with the provisions of Section 102.
10.	Options

The Committee may, in its sole discretion, grant Options to Service Providers. Each Option shall be subject to such terms and conditions consistent with the Plan set forth in the applicable Award Agreement and such other terms and conditions consistent with the Plan and the applicable Award Agreement as the Committee may impose from time to time.

11.	Option Exercise Price and Consideration:
a)	The Exercise Price shall be determined by the Committee on the date of grant of an Option, on an individual basis, subject to any guidelines as may be determined by the Board from time to time and any applicable law; provided, however, that the Exercise Price shall be not less than the nominal value of the Shares underlying the Option.
b)	The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee subject to applicable laws. Such consideration may consist of, without limitation, (1) cash, or (2) check or wire transfer, or (3) at the discretion of the Committee, consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee, or (4) at the discretion of the Committee, any combination of the foregoing methods of payment.
12.	Exercise of Options:
a)	Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan and the Award Agreement; provided, however, that in no event shall an Option be exercisable after its Expiration Date, as further specified in Section 12(b) below.

Unless the Committee provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

b)	Anything herein to the contrary notwithstanding, if any Option, or any part thereof, has not been exercised prior to its Expiration Date and the Shares covered thereby not paid for until such date, then such Option, or such part thereof, and the right to acquire such Shares shall terminate, and all interests and rights of the Participant in and to the same shall expire.
c)	Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, including but not limited to, as a result of adjustments as provided in Section 16 hereof, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number of Shares.
d)	An Option, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office, on any business day, a “Notice of Exercise” in such form and substance as may be prescribed by the Committee from time to time and in accordance with the requirements of applicable laws, which exercise shall be effective upon receipt of such signed notice by the Company at its principal office. The Notice of Exercise shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment of the aggregate Exercise Price due with respect to the Shares to be purchased. Such payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. If required under applicable laws, the Notice of Exercise shall also be accompanied by payment of the aggregate withholding taxes due with respect to the exercise of Options and/or purchased Shares.

e)	If applicable laws require the Company to take any action with respect to the Shares specified in the Notice of Exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.
f)	Prior to exercise, the Participant shall have none of the rights and privileges of a shareholder of the Company in respect to any Shares purchasable upon the exercise of any part of an Option. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised, subject to the provisions of Section 19 hereof. No adjustment will be made for a dividend or other right, for which the record date precedes the date of issuance of the Shares, except as provided in Section 16 hereof.
13.	Restricted Shares
a)	The Committee may, in its sole discretion, grant Restricted Shares to Service Providers. Each Award of Restricted Shares shall be subject to such terms and conditions consistent with the Plan set forth in the applicable Award Agreement and such other terms and conditions consistent with the Plan and the applicable Award Agreement as the Committee may impose from time to time, including, without limitation, restrictions on the sale or other disposition of such Shares, the vesting date with respect to such Shares, and the right of the Company to reacquire such Shares for no consideration upon termination of the Participant’s employment within specified periods.
b)	The Participant shall have all of the rights of a holder of Shares, including the right to receive dividends and to vote the shares (subject to the provisions of Section 8(c)), unless the Committee determines otherwise on the date of grant. Any share certificate issued in connection with a Restricted Share may be held in the custody of the Company.
14.	RSUs.
a)	The Committee may, in its sole discretion, grant Restricted Stock Units to Service Providers. Each Award of RSU shall be subject to such terms and conditions consistent with the Plan set forth in the applicable Award Agreement and such other terms and conditions consistent with the Plan and the applicable Award Agreement as the Committee may impose from time to time.
b)	A RSU is a hypothetical Share represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of RSU. RSU shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate including, without limitation, determinations of the vesting date with respect to such RSU and the criteria for the vesting of such RSU. RSU shall provide for payment in Shares at such time or times as the Award Agreement shall specify. The Committee shall determine whether a Participant who has been granted an RSU shall also be entitled to a Dividend Equivalent Right in the Award Agreement.

c)	Upon the vesting of the RSU at such time or times as the Award Agreement shall specify, the Shares representing the RSU shall be distributed to the Participant.
15.	Termination of Relationship as a Service Provider:
a)	Except as provided below, an Option, or any part thereof, may not be exercised unless the Participant is then a Service Provider of the Company or any Affiliate thereof, and unless the Participant has remained continuously a Service Provider since the date of grant of the Option, unless the Committee determines that a longer period is applicable or such longer period is otherwise set forth in the Award Agreement.
b)	Unless otherwise approved by the Committee or set forth in the Award Agreement, if a Participant ceases to be a Service Provider of the Company or any Affiliate thereof for any reason (including, but not limited to, resignation and retirement, but excluding termination by reasons of Cause, Participant’s Disability or death, for which events there are special rules in Subsections (c) and (d) below), all Options granted to the Participant, which are vested and exercisable at the time of such termination, may be exercised within three (3) months following the date of such termination, but in no event later than the Expiration Date of such Option, as set forth in the Award Agreement. If, after termination, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. Unless the Committee or the Award Agreement provide otherwise, any Options which are not vested and exercisable at the date of such termination, shall terminate, and the Shares covered by such unvested Option shall revert to the Plan.
c)	Unless otherwise approved by the Committee or set forth in the Award Agreement, if a Participant ceases to be a Service Provider of the Company or any Affiliate thereof as a result of Participant’s Disability or death, all Options granted to the Participant, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Award Agreement, be exercised within twelve (12) months following the Participant’s termination, but in no event later than the Expiration Date of such Option, as set forth in the Award Agreement. In the case of Participant’s death, such Option may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that Option. If, after termination, the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. Unless the Committee or the Award Agreement provide otherwise, any Options which are not vested and exercisable at the date of such termination, shall terminate and the Shares covered by such unvested Option shall revert to the Plan.
d)	Termination of Engagement for Cause. Subject to the terms of the Plan, any written agreement between the Participant and the Company, and the applicable Award Agreement, if a Participant’s employment or engagement with the Company is terminated by the Company for Cause, all Awards held by a Participant on the date of the termination of his or her employment or engagement with the Company for Cause, whether vested or non-vested, shall immediately be forfeited by such Participant as of such date.

e)	In addition and notwithstanding Subsections (b) through (d) above, if after termination of relationship as a Service Provider, Participant does not comply in full with any of non-compete, non solicitation, confidentiality or any other requirement of any agreement between the Participant and the Company (or any Affiliate thereof engaging the Participant), the Committee may, in its sole discretion, refuse to allow the exercise of the Options.
f)	For the purpose of this Section 15, termination of relationship as a Service Provider shall be deemed to be effective upon the date, which is designated by the Company (or any Affiliate thereof engaging the Participant) as the last day of the Participant’s service with the Company or any Affiliate thereof.
g)	For the purpose of this Section 15, a transfer of the Participant from the service of the Company to any Affiliate (and vise versa) or between Affiliates shall not be deemed a termination of relationship as a Service Provider, unless otherwise determined by the Committee.
16.	Adjustments, Liquidation and Corporate Transaction: Upon the occurrence of any of the following described events, Participant’s rights under the Plan shall be adjusted as hereinafter provided.
a)	Changes in Capitalization. The number and type of Shares which have been authorized for issuance under the Plan but as to which no Award has yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the number and type of Shares covered by each outstanding Award, as well as the Exercise Price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number or type of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, in its sole discretion. The Company shall not be required to issue fractional Shares or other securities under the Plan as a result of such adjustment and any fractional interest in a Share or other security that would otherwise be delivered upon the exercise of an Option will be rounded, as detailed in Section 11(c) hereof.
b)	Dissolution or Liquidation. In the event of dissolution or liquidation of the Company, the Company shall have no obligation to notify the Participants of such event and any Options that have not been previously exercised will terminate immediately prior to such dissolution or liquidation. Notwithstanding the above, in the event of a voluntary liquidation of the Company, which is not within the frame of a Corporate Transaction, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction, and any Options that have not been previously exercised will terminate immediately prior to such proposed liquidation.
c)	Corporate Transaction.

Unless the Committee determines otherwise or if otherwise set forth in an Award Agreement, in the event of a Corporate Transaction, each outstanding Award shall, be treated as the Committee determines, including, without limitation that each Option may (i) be assumed or substituted for an equivalent option by the successor corporation or a parent or subsidiary of the successor corporation. In the case of such assumption or substitution of Options, appropriate adjustments shall be made in the number and type of Shares covered by each outstanding Option, as well as the Exercise Price per Share covered by each such outstanding Option, and all other terms and conditions of the Options, such as the vesting dates, shall remain in force; or (ii) be terminated in exchange for a cash payment (if any) equal to the excess of the Fair Market Value of the Shares subject to such Award (either to the extent then vested, if applicable, or, at the discretion of the Committee, the Award being made fully vested for purposes of this Section 16(c)) over the Exercise Price thereof, if applicable.

For the purposes of this Sub-Section 16(c), the Option shall be considered assumed if, following the Corporate Transaction, the Option confers the right to purchase or receive, for each Share covered by the Option immediately prior to the Corporate Transaction, the consideration, if any, (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely in securities of the successor corporation or its parent or subsidiary, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely in securities of the successor corporation or its parent or subsidiary equal in Fair Market Value to the per share consideration received by holders of Shares in the Corporate Transaction.

Unless the Committee or the Award Agreement provide otherwise, in the event that the Award is not assumed, substituted or exchanged during and/or immediately following the Corporate Transaction, the Award shall terminate as of the date of the closing of the Corporate Transaction and the Committee shall notify the Participant in writing or electronically of such termination.

The Committee shall not be required to treat all Awards similarly in the transaction.

17.	The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares, securities or rights to purchase shares, debentures, preferred or prior preference shares whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
18.	Limited Transferability and Restrictions on Sale:
a)	No Award may be sold, pledged, assigned, hypothecated or transferred other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of a Participant, only by the Participant. The terms of the Plan and the Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of any Award or of any rights granted thereunder contrary to the provisions of this Plan shall be null and void.
b)	Without derogating from the provisions of Section 18(a) above, with regard to Section 102 Trustee Awards and the Shares issued under such Awards, as long as such Awards and/or Shares are held by the Trustee on behalf of the Participant, all rights of the Participant with respect thereto are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or by the laws of descent and distribution.

c)	Shares acquired under an Award shall be subject to such restrictions on transfer and/or sale as are generally applicable to Shares of the Company, including but not limited to (i) restrictions detailed in the Company’s incorporation documents, as may be amended from time to time; (ii) restrictions detailed in any shareholders agreements (as applicable to other shareholders of Shares of the Company), as amended from time to time, regardless of whether or not the Participant is a party to such agreements; and (iii) restrictions under any applicable law.
d)	In the event the Shares shall be registered for trading in any public market, the Committee may impose certain limitations on the Participant’s right to sell the Shares (including a lock-up period) as may be requested by the Company’s underwriters or as the Committee may, in its absolute discretion, determine to be necessary or advisable, and Participant shall unconditionally agree and accept any such limitations.
e)	All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under any applicable law or the rules, regulations, and other requirements of any governmental regulatory body or other market system on which the Company’s securities are listed or traded, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

19.	Conditions Upon Issuance of Shares:
a)	Shares shall not be issued and delivered hereunder unless the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Without derogating from the generality of the foregoing, the Company shall not be required to issue or deliver any Shares (or any certificate or certificates for such Shares) under any Award prior to the completion of any registration or other qualification of such Shares, if so required under any applicable law and/or under the rulings or regulations of any governmental regulatory body which the Committee shall, in its absolute discretion, determine to be necessary or advisable.
b)	As a condition to the issuance and delivery of Shares, the Committee may require the Participant to represent and warrant at the time of such issuance and delivery of Shares, if, in the opinion of counsel for the Company such representation is required in order to comply with any registration exemption requirement, that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares; and (ii) the Participant shall not sell, transfer or otherwise dispose of any of the Shares, except in compliance with the applicable securities laws, and the rules and regulations thereunder. Furthermore, the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restriction, as it may deem appropriate.

20.	Tax Consequences:
a)	Any tax consequences arising from the grant or exercise of any Award, from the payment for Shares covered thereby, from the issuance and delivery of Shares, the sale, transfer or disposition of such Shares, the release of Awards or Shares from Trust or from any other event or act (of the Participant, the Company or any Affiliate of the Company or the Trustee (if applicable)) hereunder, shall be borne solely by the Participant. The Company or any Affiliate or the Trustee (if applicable) shall withhold taxes according to the requirements under the applicable laws, and it may take steps as it may deem necessary for withholding all due taxes, including, but not limited to (i) to the extent permitted by applicable laws, deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, and/or (ii) requiring a Participant to pay to the Company or any Affiliate or to the Trustee (as the case may be) the amount so required to be withheld as a condition for the issuance, delivery, distribution or release of any Shares. Furthermore, such Participant shall agree to indemnify the Company, any Affiliate that engages the Participant and the Trustee, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. Except as otherwise required by applicable laws, the Company shall not be required to issue and deliver any Shares to a Participant until all required payments have been fully made.
b)	Without derogating from the definition of Fair Market Value in Section 2(s) above, and solely for the purpose of determining the tax liability with respect to the grant of Capital Gain Award Through a Trustee pursuant to Section 102, in the event the Shares of the Company are listed for trade on any established stock exchange or national market system or in the event the Shares of the Company will be registered for trade within ninety (90) days following the date of grant of such Awards, the Fair Market Value of the Shares on the date of grant shall be equal to the average value of the Company’s Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trade, as the case may be, all in accordance with the provisions of Section 102(b)(3) of the Tax Ordinance.
c)	With regard to Section 102 Non-Trustee Award, in the event a Participant shall cease to be employed by or, if applicable, cease to render his services to the Company or any Affiliate, for any reason, the Participant shall be obligated to provide the Company and/or its Affiliate with a security or guarantee, in the degree and manner satisfactory to them, to cover any future tax obligation resulting from the disposition of the Awards and/or the Shares acquired thereunder.
d)	With regard to Section 102 Trustee Awards, the provisions of the Plan and the Award Agreement shall be subject to the provisions of Section 102 and the tax officer’s approval, which shall be deemed an integral part of the Plan and the Award Agreement. To the extent that Section 102 and/or the tax officer’s approval require the Plan and/or the Award Agreement to contain specified provisions in order to qualify the Awards for preferential tax treatment, such provisions shall be deemed to be stated herein and/or in the Award Agreement, as applicable, and to be binding upon the Company, any Affiliate and the Participant.
21.	Term, Amendment and Termination of the Plan:
a)	The Plan shall become effective upon the later of: (i) its adoption by the Board; or (ii) its approval by the Company’s shareholders, but only if such shareholders’ approval is required under applicable laws or under the articles of association and/or under any shareholder agreement then in effect.
b)	The Committee, at any time and from time to time, may terminate, suspend or amend the Plan. The Committee shall obtain approval from the Company’s shareholders of any Plan amendment to the extent necessary to comply with applicable laws or under the articles of association and/or under any shareholder agreement as then in effect. Other than in the event of a Corporate Transaction (in which case, the provisions of Section 16(c) above shall govern), no amendment, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.	Inability to Obtain Authority: The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and delivery of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or deliver such Shares as to which such requisite authority shall not have been obtained.
23.	Continuance of Engagement: Neither the Plan nor any Award granted hereunder shall impose any obligation on the Company or its Affiliates, to continue its relationship with a Participant as a Service Provider, and nothing in the Plan, in any Award Agreement or in any Award granted pursuant thereto shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Affiliate nor shall it interfere in any way with its right or the Company’s or its Affiliates’ right to terminate such relationship at any time, with or without Cause, and with or without notice.
24.	Non-Exclusivity of the Plan: The Plan shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
25.	Governing Law and Jurisdiction: This Plan and all instruments issued thereunder or in connection therewith shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws thereof. Any dispute arising out of this Plan and all instruments issued thereunder or in connection therewith shall be resolved exclusively by the appropriate court in the State of Israel.
26.	Application of Funds: The proceeds received by the Company from the delivery of Shares pursuant to Awards will be used for general corporate purposes of the Company.
27.	Severability: If any term or other provision of this Plan is determined to be invalid, illegal or incapable of being enforced by any applicable laws, the invalidity of such term or provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

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